Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Money Market Obligations Trust and
Shareholders of Government Obligations Fund:

We consent to the use of our report dated September 21, 2009 with respect to the financial statements for Government Obligations Fund, a portfolio of Money Market Obligations Trust as of July 31, 2009, incorporated herein by reference and to the reference to our firm under the caption “Financial Highlights” in the proxy/prospectus statement filed on Form N-14.

/s/KPMG LLP
Boston, Massachusetts
November 20, 2009